EXHIBIT 23.1

MASSELLA & ASSOCIATES, CPA, PLLC

---------------- CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS ----------------


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders of:
StrikeForce Technologies, Inc.
Edison, New Jersey


We have issued our reports dated March 28, 2005, except for Note 20, as to which the date is April 27, 2005, accompanying the financial statements of StrikeForce Technologies, Inc. in the Registration Statement on Form SB-2 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the headings "Selected Financial Data" and "Experts."



                       /S/MASSELLA & ASSOCIATES, CPA, PLLC
                       ---------------------------------
                        MASSELLA & ASSOCIATES, CPA, PLLC
                        Syosset, New York
                        May 11, 2005


             485 UNDERHILL BLVD., SUITE 100, SYOSSET, NY 11791-3434


                    TEL: (516) 682-0101 * FAX: (516) 682-0440


Registered with the Public: Company Accounting Oversight Board Members of the American Institute of Certified Public Accountants and New York State Society of Certified Public Accountants